ANNUAL MEETING OF BILL BARRETT CORPORATION

Date:	[—], 2018
Time:	[—] (Mountain Time)
Place:	[—]

Please make your marks like this:    ☒  Use dark black pencil or pen only

The Board of Directors Recommends a Vote “FOR” proposals 1, 2, 3 and 4.

		For	Against	Abstain	Directors Recommend
1:	To adopt the Agreement and Plan of Merger, dated as of December 4, 2017, by and among Bill Barrett Corporation, Fifth Creek Energy Operating Company, LLC, Red Rider Holdco, Inc., Rio Merger Sub, LLC, Rider Merger Sub, Inc. and, for limited purposes set forth in the merger agreement, Fifth Creek Energy Company, LLC and NGP Natural Resources XI, L.P.	☐	☐	☐	For

2:	To approve on an advisory (non-binding) basis, the compensation that may become payable to Bill Barrett Corporation’s named executive officers in connection with the consummation of the mergers.	☐	☐	☐	For

3:	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐	For

4:	To approve the amendment to the Bill Barrett Corporation 2012 Equity Incentive Plan.	☐	☐	☐	For

Authorized Signatures—This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Exhibit 99.11

Special Meeting of BILL BARRETT CORPORATION

to be held on [—], 2018

for Holders as of [—], 2018

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To
www.proxypush.com/BBG	866-240-5213

•	Cast your vote online.	OR	•	Use any touch-tone telephone.
•	View Meeting Documents.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints R. Scot Woodall and Kenneth A. Wonstolen, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Bill Barrett Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 2, 3 AND 4.

All votes must be received by 5:00 P.M., Eastern Time, [—].

All votes for 401(k) participants must be received by 5:00 P.M., Eastern Time, [—].

PROXY TABULATOR FOR BILL BARRETT CORPORATION P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #

  Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — Bill Barrett Corporation

Special Meeting of Stockholders

[—] (Mountain Time)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints R. Scot Woodall and Kenneth A. Wonstolen (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Bill Barrett Corporation, a Delaware corporation (“the Company”), the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at [—], on [—], 2018 at [—] a.m. (Mountain Time) and all adjournments thereof.

The purpose of the Annual Meeting is to take action on the following:

1.	To adopt the Agreement and Plan of Merger, dated as of December 4, 2017, by and among Bill Barrett Corporation, Fifth Creek Energy Operating Company, LLC, Red Rider Holdco, Inc., Rio Merger Sub, LLC, Rider Merger Sub, Inc. and, for limited purposes set forth in the merger agreement, Fifth Creek Energy Company, LLC and NGP Natural Resources XI, L.P.

2.	To approve on an advisory (non-binding) basis, the compensation that may become payable to Bill Barrett Corporation’s named executive officers in connection with the consummation of the mergers.

3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

4:	To approve the amendment to the Bill Barrett Corporation 2012 Equity Incentive Plan.

The Board of Directors of the Company recommends a vote “FOR” proposals 1, 2, 3 and 4.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” proposals 1, 2, 3 and 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐